UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): March 22, 2005

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, CA 90245

(Address of principal executive offices including zip code)

(310) 536-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2005, DaVita Inc. (the “Company”) entered into an indenture (the “Senior Notes Indenture”) with The Bank of New York Trust Company, N.A., as trustee, under which the Company issued $500,000,000 aggregate principal amount at maturity of its 6 5/8% senior notes due 2013 (the “Senior Notes”) and an indenture (the “Senior Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”) with The Bank of New York Trust Company, N.A., as trustee, under which the Company issued $850,000,000 aggregate principal amount at maturity of its 7 1/4% senior subordinated notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”). Each of the Company’s direct and indirect wholly owned subsidiaries that have guaranteed other senior indebtedness of the Company (the “Guarantors”) have guaranteed the Notes.

The Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The Company used the net proceeds of the offering along with approximately $46 million in cash to repay all outstanding amounts under the term loan portions of its senior secured credit facilities.

The Senior Notes will mature on March 15, 2013. Interest on the Senior Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2005. The Company may redeem some of or all the Senior Notes at any time on or after March 15, 2009 at redemption prices of 103.313% and 101.656% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2009 and 2010, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2011, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 15, 2008, the Company may redeem up to 35% of the Senior Notes with the proceeds from certain equity offerings at a redemption price of 106.625% of the principal amount of the Senior Notes to be redeemed.

The Senior Subordinated Notes will mature on March 15, 2015. Interest on the Senior Subordinated Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2005. The Company may redeem some of or all the Senior Subordinated Notes at any time on or after March 15, 2010 at redemption prices of 103.625%, 102.417% and 101.208% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on March 15 of the years 2010, 2011 and 2012, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2013, in each case, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 15, 2008, the Company may redeem up to 35% of the Senior Subordinated Notes with the proceeds from certain equity offerings at a redemption price of 107.250% of the principal amount of the Senior Subordinated Notes to be redeemed.

If the Company experiences a change of control, it will be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

The Senior Notes are unsecured senior obligations of the Company and will rank equally in right of payment with all its existing and future unsecured senior indebtedness. The guarantees of the Senior Notes are senior unsecured obligations of the Guarantors and will rank equally in right of payment with all the existing and future unsecured senior indebtedness of the Guarantors. The Senior Notes and the guarantees of the Senior Notes will be effectively subordinated to the Company’s and the Guarantors’ existing and future secured indebtedness, including the Company’s obligations under its senior secured credit facility and the Guarantors’ guarantees of the senior secured credit facility. The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company and will be subordinated to all their existing and future senior indebtedness, including the Senior Notes. The guarantees of the Senior Subordinated Notes are unsecured and will be subordinated to all existing and future senior obligations of the Guarantors, including their guarantees of the Senior Notes.

The Indentures include covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; and sell certain assets or merge with or into other companies. The restricted covenants are subject to a number of important exceptions and qualifications set forth in the Indentures.

The Indentures provide for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the Indentures will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding Senior Notes or Senior Subordinated Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Senior Notes or the Senior Subordinated Notes.

The foregoing description of the Senior Notes, the Senior Subordinated Notes and the Indentures is qualified in its entirety by reference to the Indentures (including the form of senior subordinated notes and the senior discount notes attached thereto), copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report.

Pursuant to a Registration Rights Agreement dated March 22, 2005 among the Company, the Guarantors and the initial purchasers relating to the Senior Notes (the “Senior Registration Rights Agreement”), the Company and the Guarantors are obligated to file and use their reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for other freely tradable notes issued by the Company and that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Senior Notes. Pursuant to a Registration Rights Agreement dated March 22, 2005 among the Company, the Guarantors and the initial purchasers relating to the Senior Subordinated Notes (the “Senior Subordinated Registration Rights Agreement” and together with the Senior Registration Rights Agreement, the “Registration Rights Agreements”), the Company and the Guarantors are obligated to file and use their reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Subordinated Notes for other freely tradable notes issued by the Company and that are registered with the SEC and have substantially identical terms as the Senior Subordinated Notes. Each of the Registration Rights Agreements provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its reasonable best efforts to cause to become effective a shelf registration statement relating to the resales of the Senior Notes or the Senior Subordinated Notes, as applicable. Pursuant to the Registration Rights Agreements, the Company will be obligated to pay additional interest on the Senior Notes or the Senior Subordinated Notes, as applicable, if it does not complete the related exchange offer within 395 days after March 22, 2005 or, if required, the related registration statement is not declared effective within 395 days after March 22, 2005.

The foregoing description of the Registration Rights Agreements is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

4.1	Indenture for the 6 5/8% Senior Notes due 2013 dated as of March 22, 2005

4.2	Indenture for the 7 1/4% Senior Subordinated Notes due 2015 dated as of March 22, 2005

10.1	Registration Rights Agreement for the 6 5/8% Senior Notes due 2013 dated as of March 22, 2005

10.2	Registration Rights Agreement for the 7 1/4% Senior Subordinated Notes due 2015 dated as of March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 25, 2005

DAVITA INC.

By:	/s/ Joseph Schohl
Joseph Schohl
Vice President, Secretary and General Counsel

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Indenture for the 6 5/8% Senior Notes due 2013 dated as of March 22, 2005

4.2	Indenture for the 7 1/4% Senior Subordinated Notes due 2015 dated as of March 22, 2005

10.1	Registration Rights Agreement for the 6 5/8% Senior Notes due 2013 dated as of March 22, 2005

10.2	Registration Rights Agreement for the 7 1/4% Senior Subordinated Notes due 2015 dated as of March 22, 2005